CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS
FIRST QUARTER 2009 RESULTS

DALLAS, TEXAS (April 29, 2009) — Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the first quarter ended March 31, 2009.

For the first quarter of 2009, net patient service revenue from continuing operations increased 36.4% to $167.5 million, compared with $122.8 million for the first quarter of 2008.  The Company’s income from continuing operations attributable to Odyssey stockholders for the first quarter of 2009 was $8.8 million, or $0.27 per diluted share, as compared with $3.6 million, or $0.11 per diluted share, for the first quarter of 2008.  The Company’s net income attributable to Odyssey stockholders for the first quarter of 2009 was $8.7 million, or $0.26 per diluted share, as compared with $1.5 million, or $0.05 per diluted share, for the first quarter of 2008.  The Company’s EBITDA from continuing operations for the first quarter of 2009 was $17.0 million as compared with $7.9 million for the first quarter of 2008.

In March 2008, the Company completed the acquisition of VistaCare, Inc.  The Company’s financial results for the first quarter of 2009 include the operations of VistaCare while the financial results for the first quarter of 2008 include only one full month of VistaCare operations.

As part of the recently enacted American Recovery and Reinvestment Act of 2009, the implementation of the phase-out of the budget neutrality adjustment factor (“BNAF”) has been delayed until October 1, 2009.  As a result of this delay, the Company’s net patient service revenue for the first quarter of 2009 includes approximately $1.4 million for the fourth quarter of 2008, or $0.03 per diluted share, net of tax.

On April 21, 2009, the Centers’ for Medicare & Medicaid Services (“CMS”) issued a proposed rule to update the Medicare Hospice Wage Index.  The proposed rule would implement the phase-out of the BNAF beginning on October 1, 2009.  According to CMS, payments to Medicare participating hospices are estimated to decrease by approximately 1.1% beginning on October 1, 2009.  The decrease in the hospice payments is the net result of a 3.2% reduction in payments due to the phase-out of the BNAF, partially offset by an estimated 2.1% increase in the base payment rates for the annual market basket update.

-MORE-

ODSY Announces First Quarter 2009 Results

April 29, 2009

In commenting on the results, Robert A. Lefton, president and chief executive officer of Odyssey HealthCare, said, “I am very pleased with our operating results for the first quarter of 2009, particularly with the progress that we made in managing the Medicare cap.  The combination of continued growth in admissions and a more balanced patient mix in key markets resulted in a decrease in our Medicare cap contractual adjustment to 0.8% of gross patient service revenue as compared with a Medicare cap contractual adjustment of 1.8% for the fourth quarter of 2008.”

The Company’s Medicare cap contractual adjustment for the first quarter, exclusive of the revenue attributable to the fourth quarter of 2008 due to the delay in the implementation of the phase-out of the BNAF, was approximately 0.6% of gross patient service revenue.

In commenting on patient volume, Mr. Lefton added, “As I mentioned on last quarter’s conference call, we experienced a decline in average daily census at the end of last year due to an increase in patient discharges.  This continued throughout the first quarter, and as a result, even though admissions increased by 5.5% over an already strong fourth quarter, our average daily census decreased to 12,186 as compared with 12,357 for the fourth quarter of 2008.”

Conference Call
Odyssey will host a conference call to discuss the first quarter 2009 results on Thursday, April 30, 2009, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).  The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com or at www.earnings.com.  An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations.  Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

Adjusted operating expense per patient day of care, which excludes expenses related to the ramp down of VistaCare’s corporate office and the integration of VistaCare’s operations and depreciation and amortization expenses, is a non-GAAP financial measure included in the table of Unaudited Selected Operating Data included in this press release and is reconciled to the comparable GAAP financial measure in the notes to the table of Unaudited Selected Operating Data.  Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is also a non-GAAP financial measure included in this press release and is reconciled to the comparable GAAP financial measure in the tables attached to this press release.

As a result of adopting SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51, at the start of fiscal 2009, the Company has changed its income statement presentation of noncontrolling interests (previously shown as minority interest).  Minority interest is no longer separately reported as a reduction to net income but is instead shown below net income under the heading “net income attributable to noncontrolling interests.”  The calculation of earnings per share is based on income attributable to Odyssey stockholders.  The Company’s first quarter Form 10-Q filing with the SEC will contain additional information regarding the accounting and reporting impact of the Company’s adoption of SFAS 160.

-MORE-

ODSY Announces First Quarter 2009 Results

April 29, 2009

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements.  Additional risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; declines in patient census growth; increases in inflation including inflationary increases in patient care costs; the Company’s ability to effectively implement the Company’s 2009 operations and development strategies; the Company’s ability to successfully integrate and operate acquired hospice programs; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party legal proceedings and investigations; cost of complying with the terms and conditions of the Company’s corporate integrity agreement; adverse changes in the competitive environment in which the Company operates; changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in the Company’s estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2009, and in its other filings with the Securities and Exchange Commission.  Many of these factors are beyond the ability of the Company to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof.  The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained in this press release and in the presentation to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

-MORE-

ODSY Announces First Quarter 2009 Results

April 29, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED SELECTED OPERATING DATA

	Three Months Ended March 31,
	2009	2008
Continuing Operations: (1)
Admissions	12,702	10,685
Discharges	12,725	10,475
Average daily census	12,186	9,125
Discharge average length of stay	83	82
Gross revenue per patient day	$158.03	$152.85
Medicare cap as % of gross revenue	0.8%	0.8%
Net revenue per patient day	$152.75	$147.89
Operating expense per patient day	$138.25	$140.46
Adjusted operating expense per patient day (2)	$137.16	$136.38
Bad debt expense as % of net revenue	1.4%	1.8%

Same-Facility: (3)
Admissions	8,042	8,185
Average daily census	6,989	6,332
Average length of stay	77	77

(1)
Continuing operations excludes the operations of hospices that the Company classifies as discontinued operations and includes only one full month of operations of VistaCare for the three months ended March 31, 2008.

(2)
Adjusted operating expense per patient day for the three months ended March 31, 2009, excludes depreciation and amortization expenses of $1.03 and $0.06 per patient day of care, respectively.  Adjusted operating expense per patient day for the three months ended March 31, 2008, excludes ramp down and integration expenses of $1.58 and $0.43 per patient day of care, respectively, and excludes depreciation and amortization expenses of $1.99 and $0.08 per patient day of care, respectively.

(3)
Same-facility information includes Odyssey hospice programs that have been in operation for the entire period of each period presented and Medicare certified for at least 12 months.  This information excludes all VistaCare operations and any Odyssey sites that have been consolidated with VistaCare sites.

-MORE-

ODSY Announces First Quarter 2009 Results

April 29, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share and shares outstanding amounts)

	Three Months Ended March 31,
	2009	2008
Net patient service revenue	$167,532	$122,808
Operating expenses:
Direct hospice care	98,455	71,461
General and administrative – hospice care	33,800	27,231
General and administrative – support center	15,805	13,981
Provision for uncollectible accounts	2,364	2,251
Depreciation	1,129	1,651
Amortization	70	65
Income from continuing operations before otherincome (expense)	15,909	6,168

Other income (expense):
Interest income	166	650
Interest expense	(1,885)	(1,227)
	(1,719)	(577)
Income from continuing operations before provision for income taxes	14,190	5,591
Provision for income taxes	5,283	2,029
Income from continuing operations	8,907	3,562
Loss from discontinued operations, net of tax	(52)	(2,063)
Net income	8,855	1,499
Less: Net income attributable to noncontrolling interests	(136)	33
Net income attributable to Odyssey stockholders	$8,719	$1,532

Income (loss) per common share:
Basic:
Continuing operations attributable to Odyssey stockholders	$0.27	$0.11
Discontinued operations attributable to Odyssey stockholders	0.00	(0.06)
Net income attributable to Odyssey stockholders	$0.27	$0.05
Diluted:
Continuing operations attributable to Odyssey stockholders	$0.27	$0.11
Discontinued operations attributable to Odyssey stockholders	(0.01)	(0.06)
Net income attributable to Odyssey stockholders	$0.26	$0.05

Weighted average shares outstanding:
Basic	32,801	32,639
Diluted	32,950	32,802

Amounts attributable to Odyssey stockholders:
Income from continuing operations, net of tax	$8,771	$3,595
Loss from discontinued operations, net of tax	(52)	(2,063)
Net income	$8,719	$1,532

-MORE-

ODSY Announces First Quarter 2009 Results

April 29, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEET
(in thousands, except share amounts)

	March 31, 2009	Dec. 31, 2008
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$60,454	$56,043
Accounts receivable from patient services, net of allowance for uncollectible accounts of $10,672 and $9,789 at March 31, 2009 and December 31, 2008, respectively	132,871	127,922
Income taxes receivable	92	66
Deferred tax asset	12,449	13,319
Prepaid expenses and other current assets	7,834	7,906
Assets of discontinued operations	2,067	2,067
Total current assets	215,767	207,323
Property and equipment, net of accumulated depreciation	21,302	22,816
Goodwill	189,521	189,521
Long-term investments	16,537	16,659
Licenses	11,295	11,295
Trademarks	7,235	7,235
Other assets	312	1,227
Intangibles, net of accumulated amortization	4,622	4,875
Total Assets	$466,591	$460,951

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$4,307	$4,906
Accrued compensation	30,759	27,493
Accrued nursing home costs	17,037	16,478
Accrued Medicare cap contractual adjustments	20,766	23,719
Other accrued expenses	40,377	45,904
Current maturities of long-term debt	6,394	6,394
Total current liabilities	119,640	124,894
Long-term debt, less current maturities	115,083	116,681
Deferred tax liability	16,475	13,610
Other liabilities	3,555	3,233
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 38,265,458 and 38,137,834 shares issued at March 31, 2009 and December 31, 2008, respectively, and 32,918,386 and 32,790,762 shares outstanding at March 31, 2009 and December 31, 2008, respectively	38	38
Additional paid-in capital	118,345	117,732
Retained earnings	162,559	153,840
Accumulated other comprehensive loss	(1,717)	(1,585)
Treasury stock, at cost, 5,347,072 shares held at March 31, 2009 and December 31, 2008	(69,954)	(69,954)
Total parent stockholders’ equity	209,271	200,071
Noncontrolling interests	2,567	2,462
Total equity	211,838	202,533
Total Liabilities and Equity	$466,591	$460,951

-MORE-

ODSY Announces First Quarter 2009 Results

April 29, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2009	2008
Operating Activities:
Net income attributable to Odyssey stockholders	$8,719	$1,532
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	52	2,063
Net income attributable to noncontrolling interests	136	(33)
Depreciation and amortization	1,199	1,716
Amortization of debt issue costs	183	341
Stock-based compensation	1,093	1,022
Deferred tax expense	3,808	1,121
Tax benefit realized for stock option exercises	(9)	(16)
Provision for uncollectible accounts	2,364	2,251
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(7,108)	17
Other current assets	909	(1,231)
Accounts payable, accrued nursing home costs, accrued Medicare cap and other accrued expenses	(3,488)	1,565
Net cash provided by operating activities	7,858	10,348

Investing Activities:
Cash paid for acquisitions, net of cash acquired, and procurement of licenses	(205)	(124,228)
Cash received from the sale of hospice programs and property	–	160
Decrease in investments	–	8,272
Purchase of property and equipment	(1,648)	(1,446)
Net cash used in investing activities	(1,853)	(117,242)

Financing Activities:
Proceeds from issuance of common stock	26	246
Cash paid for partnership distributions	(31)	–
Tax benefit realized for stock option exercises	9	16
Payments of debt issue costs	–	(4,048)
Proceeds from issuance of debt	–	130,000
Payments on debt	(1,598)	–
Net cash (used in) provided by financing activities	(1,594)	126,214

Net increase in cash and cash equivalents	4,411	19,320
Cash and cash equivalents, beginning of period	56,043	12,386
Cash and cash equivalents, end of period	$60,454	$31,706

Supplemental Cash Flow Information:
Interest paid	$1,796	$17
Income taxes paid	$4,580	$67

-MORE-

ODSY Announces First Quarter 2009 Results

April 29, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED EBITDA RECONCILIATION
(in thousands)

This press release includes the non-GAAP financial measure of EBITDA.  The following table reconciles this non-GAAP financial measure to net income attributable to Odyssey stockholders, which Odyssey believes is the most comparable GAAP financial measure:

	Three Months Ended March 31,
	2009	2008
Net income attributable to Odyssey stockholders	$8,719	$1,532
Add:
Loss from discontinued operations, net of taxes	52	2,063
Provision for income taxes	5,283	2,029
Interest expense	1,885	1,227
Interest income	(166)	(650)
Depreciation	1,129	1,651
Amortization	70	65
EBITDA	$16,972	$7,917

-END-